EXHIBIT 11


                                   WSMP, INC.
                                AND SUBSIDIARIES

                    Computation of Per Share Earnings (Loss)

                                                             1997             1996          1995
                                                             ----             ----          ----
Computation of Earnings (Loss) Per
 Common and Common Equivalent Share:

Net earnings (loss)                                      $ 1,120,696    $ (1,494,989)   $ 1,096,670
                                                         ============   =============   ============

Actual outstanding shares beginning of year                2,760,338       2,660,338      2,666,588

Add (deduct) weighted average shares applicable to:

    Common stock options outstanding                         316,547                        214,219

    Treasury stock acquisitions                                                              (1,786)

    Common stock options exercised                            14,178          69,179
                                                         ------------   -------------   ------------

Weighted average shares, as adjusted                       3,091,063       2,729,517      2,879,021
                                                         ============   =============   ============

Earnings (loss) per common and common
  equivalent share                                       $       .36    $       (.55)   $       .38
                                                         ============   =============   ============


Computation of Earnings (Loss) Per
 Share - Assuming Full Dilution:

 Net earnings (loss)                                     $ 1,120,696      (1,494,989)     1,096,670
                                                         ============   =============   ============

Actual outstanding shares beginning of year                2,760,338       2,660,338      2,666,588

Add (deduct) weighted average shares applicable to:

     Common stock options outstanding                        454,284                        214,219

     Treasury stock acquisitions                                                             (1,786)

     Common stock options exercised                           14,178          69,179
                                                         ------------   -------------   ------------

Weighted average shares, as adjusted                       3,228,800       2,729,517      2,879,021
                                                         ============   =============   ============

Earnings (loss) per common share - assuming
 full dilution                                           $       .35    $       (.55)   $       .38
                                                         ============   =============   ============

